Exhibit 99.B(d)(57)

Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
LSV Asset Management

As of November 30, 2010, as amended June 30, 2016

SEI INSTITUTIONAL MANAGED TRUST

U.S. Managed Volatility Fund
Tax-Managed Managed Volatility Fund
Tax-Managed International Managed Volatility Fund

Agreed and Accepted:

SEI Investments Management Corporation	LSV Asset Management

By:	By:
/s/ William T. Lawrence	/s/ Kevin Phelan

Name:	Name:
William T. Lawrence	Kevin Phelan

Title:	Title:
Vice President	COO

Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
LSV Asset Management

As of November 30, 2010, as amended June 30, 2016

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

[Redacted]

Agreed and Accepted:

SEI Investments Management Corporation	LSV Asset Management

By:	By:
/s/ William T. Lawrence	/s/ Kevin Phelan

Name:	Name:
William T. Lawrence	Kevin Phelan

Title:	Title:
Vice President	COO